Exhibit 99.2

EcoChain, Inc. Appoints Mary O’Reilly as Chief People Officer

ALBANY, N.Y., September 29, 2021 -- EcoChain, Inc. (“EcoChain”), a wholly-owned subsidiary of Mechanical Technology, Incorporated (“MTI” or the “Company”), (NASDAQ: MKTY), a cryptocurrency mining business powered by renewable energy, today announced the appointment of Mary O’Reilly as Chief People Officer.

The Chief People Officer will be defining and executing on people strategies and operating systems for MTI business lines to successfully scale and meet its business objectives. In this competitive technology job market, the CPO will drive the company's culture and programs to ensure it is getting the right people and developing the best operating processes, IT systems and employee experiences to retain top talent.

Michael Toporek, CEO of MTI stated, "As we continue to execute on our growth strategy it is imperative that we have the right systems in place to attract, retain and focus on building out our team in a strategic and thoughtful manner. Mary brings a wealth of experience with large and growing enterprises and is perfectly suited as we continue to expand in line with our started goals.”

Mary O’Reilly stated, “I am excited to join the MTI team at this junction as they are clearly on a strong growth trajectory. I believe my skillset lends itself optimally for MTI especially in this expansion phase where key operating systems, processes and people are essential for continued success.”

Mary has spent the last 20 years in operations and organizational development roles helping build startups and transform large media organizations. Prior to EcoChain, Mary was the Chief Operating Officer of nonprofit Farm Sanctuary, and VP of Human Resources at Viacom, bringing the brands MTV, Vh1, TV Land and Comedy Central into the digital content landscape. Before Viacom, she helped build and scale several media and technology startups including Meadowlark Media, Dstillery, CBS Interactive, Alloy and Organic, Inc. Mary is an advisor to several startup organizations through SHINE People, the people & talent advisory collective she founded. She is also a volunteer at iMentor and The David Lynch Foundation, bringing meditation to veterans and at-risk populations. She is an early member of Chief, the private membership network focused on connecting and supporting women executive leaders.

Mary holds a BA degree in Psychology from Antioch University and is pursuing her MA in Industrial-Organizational Psychology at Harvard University.

About EcoChain, Inc.

EcoChain, Inc., a wholly-owned subsidiary of Mechanical Technology, Incorporated, is engaged in developing and operating ultra-low cost green data centers focused on cryptocurrency mining. For more information about EcoChain, please visit www.ecochainmining.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this communication, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Contact Information:

Lisa Brennan
lbrennan@mtiinstruments.com

Investor Relations:

Kirin Smith, President
PCG Advisory, Inc.
646.823.8656
Ksmith@pcgadvisory.com